UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 20, 2007

 FREEDOM FINANCIAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Maryland	333-140530	56-2560951
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6615 Brotherhood Way, Suite A Fort Wayne, Indiana	46825
(Address of principle executive offices)	(Zip code)
Registrant’s telephone number, including area code: (260)490-5363

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

࿠	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿠	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿠	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿠	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(a)  Departure of Directors or Certain Officers.

On December 20, 2007, director Rodney J. Sinn resigned his seat on the Board of Directors of Freedom Financial Holdings, Inc. (the “Company”), effective immediately. Mr. Sinn did not serve on any committees.

Brian Kistler and Robert Carteaux called a special meeting of the Board of Directors that took place on December 13, 2007. During that meeting Mr. Kistler stated Mr. Sinn had expressed some concerns to him regarding Kistler’s management of the Company. Mr. Kistler felt that the accusations were serious enough to jeopardize the management’s credibility, and should therefore be brought to the Board’s attention. Following a short meeting and a vote of the disinterested members of Board of Directors, Sinn was relieved of his duties and title of President of Freedom Financial Mortgage Corporation (“FFMC”). The Board of Directors elected Robin Hunt, former vice-president of FFMC, to replace Mr. Sinn. Sinn was, however, offered the title of Vice President and the position of Loan Officer, to be compensated on a commission only basis. On December 20, 2007, Mr. Sinn submitted his letter of resignation as a Board member of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8K to be signed on its behalf by the undersigned, thereto duly authorized.

FREEDOM FINANCIAL HOLDINGS, INC.
Date: 12/21/2007	By:	/s/ Brian Kistler
Brian Kistler,
Principal Executive Officer

Date: 12/21/2007	By:	/s/ Robin W. Hunt
Robin Hunt
Principal Financial Officer